Exhibit 1.2

ALTRIA GROUP, INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

February 11, 2019

ALTRIA GROUP, INC.

PHILIP MORRIS USA INC.

6601 West Broad Street

Richmond, Virginia 23230

Attention:	Daniel J. Bryant

  Vice President and Treasurer

Dear Ladies and Gentlemen:

We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of November 4, 2008 in connection with Altria Group, Inc.’s and Philip Morris USA Inc.’s registration statement on Form S-3 (No. 333-221133) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities (“Securities”) on the following terms:

Debt Securities

Title:

1.000% Notes due 2023 (the “2023 Notes”), 1.700% Notes due 2025 (the “2025 Notes”), 2.200% Notes due 2027 (the “2027 Notes”) and 3.125% Notes due 2031 (the “2031 Notes” and, together with the 2023 Notes, the 2025 Notes and the 2027 Notes, the “Notes”).

Principal Amount:

In the case of the 2023 Notes, €1,250,000,000.

In the case of the 2025 Notes, €750,000,000.

In the case of the 2027 Notes, €1,000,000,000.

In the case of the 2031 Notes, €1,250,000,000.

Interest Rate:

In the case of the 2023 Notes, 1.000% per annum from February 15, 2019, payable annually in arrears on February 15, commencing February 15, 2020, to holders of record on the preceding January 31.

In the case of the 2025 Notes, 1.700% per annum from February 15, 2019, payable annually in arrears on June 15, commencing June 15, 2020, to holders of record on the preceding May 31.

In the case of the 2027 Notes, 2.200% per annum from February 15, 2019, payable annually in arrears on June 15, commencing June 15, 2020, to holders of record on the preceding May 31.

In the case of the 2031 Notes, 3.125% per annum from February 15, 2019, payable annually in arrears on June 15, commencing June 15, 2020, to holders of record on the preceding May 31.

Maturity:

In the case of the 2023 Notes, February 15, 2023.

In the case of the 2025 Notes, June 15, 2025.

In the case of the 2027 Notes, June 15, 2027.

In the case of the 2031 Notes, June 15, 2031.

Currency of Denomination:

Euros (€).

Currency of Payment:

Euros (€).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank SA/NV (“Euroclear”), or their respective designated custodian, as the case may be, in denominations of €100,000 and €1,000 integral multiples thereof.

Change of Control:

Upon the occurrence of both (i) a change of control of the Company and (ii) the Notes ceasing to be rated investment grade by each of Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC, a division of S&P Global Inc., and Fitch Ratings Inc. within a specified period, the Company will be required to make an offer to purchase the Notes of each series at a price equal to 101% of the aggregate principal amount of the Notes of such series, plus accrued and unpaid interest to the date of repurchase as and to the extent set forth under the caption “Description of Notes—Repurchase Upon Change of Control Triggering Event” in the prospectus supplement.

Conversion Provisions:

None.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the prospectus supplement.

Optional Redemption:

Prior to January 15, 2023 (the date that is one month prior to the scheduled maturity date for the 2023 Notes), the Company may, at its option, redeem the 2023 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2023 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after January 15, 2023 (the date that is one month prior to the scheduled maturity date for the 2023 Notes), the Company may, at its option, redeem the 2023 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2023 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to April 15, 2025 (the date that is two months prior to the scheduled maturity date for the 2025 Notes), the Company may, at its option, redeem the 2025 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2025 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after April 15, 2025 (the date that is two months prior to the scheduled maturity date for the 2025 Notes), the Company may, at its option, redeem the 2025 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2025 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to April 15, 2027 (the date that is two months prior to the scheduled maturity date for the 2027 Notes), the Company may, at its option, redeem the 2027 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2027 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after April 15, 2027 (the date that is two months prior to the scheduled maturity date for the 2027 Notes), the Company may, at its option, redeem the 2027 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2027 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to March 15, 2031 (the date that is three months prior to the scheduled maturity date for the 2031 Notes), the Company may, at its option, redeem the 2031 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2031 Notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after March 15, 2031 (the date that is three months prior to the scheduled maturity date for the 2031 Notes), the Company may, at its option, redeem the 2031 Notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Notice of any redemption will be mailed at least 15 days but not more than 45 days before the redemption date to each holder of Notes to be redeemed. If money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Notes (or such portions thereof) called for redemption and such Notes will cease to be outstanding.

Sinking Fund:

None.

Guarantor:

Philip Morris USA Inc.

In addition to the Events of Default set forth in the Indenture, dated as of November 4, 2008 (the “Indenture”) among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as and to the extent set forth under the caption “Description of

Notes—Subsidiary Guarantee” in the prospectus supplement, each of the following will constitute an Event of Default (within the meaning of the Indenture) with respect to the Notes: (i) the Guarantor or a court takes certain actions relating to bankruptcy, insolvency or reorganization of the Guarantor and (ii) the Guarantor’s guarantee with respect to the Notes is determined to be unenforceable or invalid or for any reason ceases to be in full force and effect as permitted by the Indenture of the Guarantee Agreement, or the Guarantor repudiates its obligations under such guarantee.

Listing:

New York Stock Exchange.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay Additional Amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the prospectus supplement.

Purchase Price:

In the case of the 2023 Notes, 99.346% of the principal amount, plus accrued interest, if any, from February 15, 2019.

In the case of the 2025 Notes, 99.553% of the principal amount, plus accrued interest, if any, from February 15, 2019.

In the case of the 2027 Notes, 99.324% of the principal amount, plus accrued interest, if any, from February 15, 2019.

In the case of the 2031 Notes, 99.480% of the principal amount, plus accrued interest, if any, from February 15, 2019.

Expected Reoffering Price:

In the case of the 2023 Notes, 99.646% of the principal amount, plus accrued interest, if any, from February 15, 2019.

In the case of the 2025 Notes, 99.928% of the principal amount, plus accrued interest, if any, from February 15, 2019.

In the case of the 2027 Notes, 99.749% of the principal amount, plus accrued interest, if any, from February 15, 2019.

In the case of the 2031 Notes, 99.980% of the principal amount, plus accrued interest, if any, from February 15, 2019.

Names and Addresses of the Several Underwriters:

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Attention: Debt Syndicate

Deutsche Bank AG, London Branch

1 Great Winchester Street

London, United Kingdom

Attention: Syndicate Desk

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Attention: Registration Department

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Fax No.: +44 20 7986 1927

Attention: Syndicate Desk

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

United Kingdom

Attention: Debt Capital Markets Syndicate

Mizuho International plc

Mizuho House, 30 Old Bailey,

London EC4M 7AU, United Kingdom

Attention: DCM Desk

Scotiabank Europe plc

201 Bishopsgate

6th Floor

London EC2M 3NS

Attn: Origination & Syndicate Desk

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

Tel: +44 20 7677 7799

Fax: +44 20 7056 4984

Email: tmglondon@morganstanley.com

Attn: Head of Transaction Management Group, Global Capital Markets

Banco Santander, S.A.

Santander Corporate & Investment Banking

Ciudad Grupo Santander

Avenida de Cantabria s/n

Edificio Encinar,

28660, Boadilla del Monte,

Madrid,

Spain

Attention: Head of Debt Capital Markets

E-mail: Syndicate@santandercib.co.uk

U.S. Bancorp Investments, Inc.

Attn: Investment Grade Syndicate

214 N. Tryon Street, 26th Floor

Charlotte, NC 28202

Telephone: 877-558-2607

Fax: 704-335-2393

Wells Fargo Securities International Limited

33 King William Street

London EC4R 9AT

Telsey Advisory Group LLC

555 Fifth Ave, 7th Floor

New York, NY 10017

The respective principal amounts of the Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1. For purposes of the Underwriting Agreement, the “Applicable Time” is 2:30 p.m. New York City time (7:30 p.m. London time), on the date of this Terms Agreement.

2. Subsection (i) of Section 2 of the Underwriting Agreement is hereby amended as follows:

“(i) There are no pending or to the Company’s knowledge, threatened, actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that are required to be disclosed in the Pricing Prospectus and the Prospectus that are not so disclosed. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator against the Company, any of its subsidiaries or any of their respective properties with respect to the Controlled Substances Act of the United States, 21 U.S.C. § 801 et seq. (the “Controlled Substances Act”), the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.) (the “Civil Asset Forfeiture Reform Act”) or any related applicable Money Laundering Laws (as defined below) (in each case, solely as it relates to an alleged violation of the Controlled Substances Act) is pending or, to the knowledge of the Company, threatened.”

3. Subsection (t) of Section 2 of the Underwriting Agreement is hereby added as follows:

“(t) The Company shall not, and shall cause its subsidiaries to not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, for any business purposes or other activity that is in contravention of the Controlled Substances Act and the Civil Asset Forfeiture Reform Act (as it relates to the Controlled Substances Act) and all related applicable Money Laundering Laws.”

4. Subsection (c) of Section 3 of the Underwriting Agreement is hereby amended as follows:

“(c) The Company will deliver against payment of the purchase price, the Offered Securities in the form of one or more permanent global securities in definitive form, which will be deposited with a common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). Interests in any permanent global securities will be held only in book-entry form through Euroclear or Clearstream, except in the limited circumstances described in the Pricing Prospectus and the Prospectus. Payment for any Offered Securities in book-entry form shall be made by the Underwriters in federal (same day) funds by wire transfer to an account previously designated by the Company to the common depositary against delivery to the common depositary as custodian for the permanent global securities, collectively representing all of such Offered Securities.”

5. Subsection (i) of Section 4 of the Underwriting Agreement is hereby amended as follows:

“(i) Unless otherwise specified in the Terms Agreement, the Company will pay all costs and expenses incident to the performance of its obligations and, in the case of Guaranteed Securities, the Guarantor’s obligations under the Terms Agreement (including the provisions of this Agreement) and will reimburse the Underwriters for any filing fees or other expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Offered Securities for sale and any determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may reasonably designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, any applicable filing fee incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review by the Financial Industry Regulatory Authority of the Offered Securities, for any travel expenses of the Company’s or, in the case of Guaranteed Securities, the Guarantor’s officers and employees and any other expenses of the Company or, in the case of Guaranteed Securities, the Guarantor in connection with attending or hosting meetings with prospective purchasers of Offered Securities and for expenses incurred in distributing the Prospectus, any Preliminary Prospectuses, any supplements to any Preliminary Prospectus to Underwriters and any Issuer Free Writing Prospectus. It is understood, however, that except as provided in this Section 4(i) and Sections 6 and 8 hereof, the Underwriters will pay all of their own expenses, including the fees of their counsel, any transfer taxes on the resale of any of the Purchased Securities by them and the expenses of any “tombstone” or similar advertising made by the Underwriters in connection with the offering of the Purchased Securities. Each Underwriter agrees to pay the portion of such expenses represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Securities set forth opposite each Underwriter’s name in Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all Underwriters) of the Securities (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that J.P. Morgan Securities plc (solely for purposes of this Section 4(i), the “Settlement Lead Manager”) may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.”

6. For purposes of Section 5(d)(xi) of the Underwriting Agreement, the descriptions of contracts and other documents referred to in such counsel’s opinion shall include, but not be limited to, the information appearing under the captions “The Company,” “Description of Debt Securities,” “Description of Guarantees of Debt Securities,” “Description of Notes,” and “Underwriting (Conflict of Interest)” in the prospectus supplement.

7. For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company and Philip Morris USA Inc. by the Underwriters for use in the prospectus supplement consists of the following information: the language appearing on page S-9 under the caption “The Offering” in the line item entitled “Conflict of Interest” in the prospectus supplement, concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting (Conflict of Interest)” in the prospectus supplement and the information contained in the eighth, ninth, tenth, twelfth, fourteenth and fifteenth paragraphs under the caption “Underwriting (Conflict of Interest)” in the prospectus supplement.

8. Section 14 of the Underwriting Agreement is hereby added as follows:

“14. Recognition of the U.S. Special Resolution Regimes

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

9. Notwithstanding and to the exclusion of any other term of this agreement, the Underwriting Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, each party acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this agreement and the Underwriting Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations);

(iii) the cancellation of the BRRD Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this agreement and the Underwriting Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(c) As used in this Section 9,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

(d) For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Securities hereunder constitutes a BRRD Liability and such Underwriter does not, on the Closing Date, purchase the full amount of the Notes that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority of its powers under the relevant Bail-in Legislation with respect to such BRRD Liability, such Underwriter shall be deemed, for all purposes of Section 7 of the Underwriting Agreement, to have defaulted on its obligation to purchase such Notes that it has agreed to purchase hereunder but has not purchased, and Section 7 of the Underwriting Agreement shall remain in full force and effect with respect to the obligations of the other Underwriters.

10. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a) each of the Underwriters who is acting as a MiFID manufacturer (each a “Manufacturer” and together “the Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Final Terms and any announcements in connection with the Notes; and

(b) the Company and each of the Underwriters who is acting as a MiFID distributor notes the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the Manufacturers and the related information set out in the Final Terms and any announcements in connection with the Notes.

11. The execution of this Agreement by each Underwriter constitutes the acceptance of each Underwriter of the ICMA Agreement Among Managers Version 1/New York Schedule, subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Managers” shall be deemed to refer to J.P. Morgan Securities plc, Barclays Bank PLC, Deutsche Bank AG, London Branch and Goldman Sachs & Co. LLC and references to “Settlement Lead Manager” shall be deemed to refer to J.P. Morgan Securities plc with respect to each series of Notes. As applicable to the Underwriters, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Section 7 of the Underwriting Agreement.

The Closing will take place at 4:00 a.m., New York City time (9:00 a.m. London time), on February 15, 2019, at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166.

The Securities will be made available for checking and packaging at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166 at least 24 hours prior to the Closing Date.

[remainder of page intentionally left blank]

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

J.P. MORGAN SECURITIES PLC

By:	/s/ Selma Adhikary
Name:	Selma Adhikary
Title:	Managing Director

[Signature Page to Terms Agreement]

BARCLAYS BANK PLC

By:	/s/ Meghan M. Maher
Name:	Meghan M. Maher
Title:	Managing Director

[Signature Page to Terms Agreement]

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ John C. McCabe
Name:	John C. McCabe
Title:	Managing Director

By:	/s/ Jaime Castromil
Name:	Jaime Castromil
Title:	Director

[Signature Page to Terms Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Managing Director

[Signature Page to Terms Agreement]

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Simi Alabi
Name:	Simi Alabi
Title:	Delegated Signatory

[Signature Page to Terms Agreement]

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	/s/ David Anthony
Name:	David Anthony
Title:	Authorised Signatory

By:	/s/ Piers Ronan
Name:	Piers Ronan
Title:	Managing Director

[Signature Page to Terms Agreement]

MIZUHO INTERNATIONAL PLC

By:	/s/ Guy Reid
Name:	Guy Reid
Title:	Managing Director

[Signature Page to Terms Agreement]

SCOTIABANK EUROPE PLC

By:	/s/ James Water
Name:	James Water
Title:	Regional Director, Europe Legal

By:	/s/ Cesare Rosaut
Name:	Cesare Rosaut
Title:	Managing Director

[Signature Page to Terms Agreement]

BANCO SANTANDER S.A.

By:	/s/ Cecile Luccioni
Name: Cecile Luccioni
Title: Associate

By:	/s/ Eric Bellanges
Name: Eric Bellanges
Title: Director

[Signature Page to Terms Agreement]

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Valentino Belgioioso
Name:	Valentino Belgioioso
Title:	Vice President

[Signature Page to Terms Agreement]

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Craig Anderson
Name:	Craig Anderson
Title:	Managing Director

[Signature Page to Terms Agreement]

WELLS FARGO SECURITIES INTERNATIONAL LIMITED

By:	/s/ Frank Pizzo
Name:	Frank Pizzo
Title:	Regional President, EMEA

[Signature Page to Terms Agreement]

TELSEY ADVISORY GROUP LLC

By:	/s/ Amy Napolitano
Name:	Amy Napolitano
Title:	Chief Compliance Officer

[Signature Page to Terms Agreement]

Accepted:

ALTRIA GROUP, INC.

By:	/s/ Daniel J. Bryant
Name:	Daniel J. Bryant
Title:	Vice President and Treasurer

PHILIP MORRIS USA INC.

By:	/s/ Heather Newman
Name:	Heather Newman
Title:	President and Chief Executive Officer

[Signature Page to Terms Agreement]

SCHEDULE A

DEBT SECURITIES

	Principal Amount of
Underwriter	1.000% Notes due 2023	1.700% Notes due 2025	2.200% Notes due 2027	3.125% Notes due 2031
J.P. Morgan Securities plc	€312,500,000	€187,500,000	€250,000,000	€312,500,000
Barclays Bank PLC	102,740,000	61,644,000	82,192,000	102,740,000
Deutsche Bank AG, London Branch	102,740,000	61,644,000	82,192,000	102,740,000
Goldman Sachs & Co. LLC	102,740,000	61,644,000	82,192,000	102,740,000
Citigroup Global Markets Limited	102,740,000	61,644,000	82,192,000	102,740,000
Credit Suisse Securities (Europe) Limited	102,740,000	61,644,000	82,192,000	102,740,000
Mizuho International plc	102,740,000	61,644,000	82,192,000	102,740,000
Scotiabank Europe plc	102,740,000	61,644,000	82,192,000	102,740,000
Banco Santander S.A.	51,369,000	30,822,000	41,095,000	51,369,000
Morgan Stanley & Co. International PLC	51,369,000	30,822,000	41,095,000	51,369,000
U.S. Bancorp Investments, Inc.	51,369,000	30,822,000	41,095,000	51,369,000
Wells Fargo Securities International Limited	51,369,000	30,822,000	41,095,000	51,369,000
Telsey Advisory Group LLC	12,844,000	7,704,000	10,276,000	12,844,000
Total	€1,250,000,000	€750,000,000	€1,000,000,000	€1,250,000,000

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: Investor Presentation dated February 4, 2019

(b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet, attached as Schedule C hereto

(c)	Additional Documents Incorporated by Reference: None

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-221133

FINAL TERM SHEET

Dated February 11, 2019

1.000% Notes due 2023

1.700% Notes due 2025

2.200% Notes due 2027

3.125% Notes due 2031

Issuer:	Altria Group, Inc.

Guarantor:	Philip Morris USA Inc.

Aggregate Principal Amount:	2023 Notes: €1,250,000,000 2025 Notes: €750,000,000 2027 Notes: €1,000,000,000 2031 Notes: €1,250,000,000

Maturity Date:	2023 Notes: February 15, 2023 2025 Notes: June 15, 2025 2027 Notes: June 15, 2027 2031 Notes: June 15, 2031

Coupon:	2023 Notes: 1.000% 2025 Notes: 1.700% 2027 Notes: 2.200% 2031 Notes: 3.125%

Interest Payment Dates:

2023 Notes: Annually on February 15, commencing February 15, 2020

2025 Notes: Annually on June 15, commencing June 15, 2020

2027 Notes: Annually on June 15, commencing June 15, 2020

2031 Notes: Annually on June 15, commencing June 15, 2020

Price to Public:	2023 Notes: 99.646% of principal amount 2025 Notes: 99.928% of principal amount 2027 Notes: 99.749% of principal amount 2031 Notes: 99.980% of principal amount

Benchmark Bund:	2023 Notes: OBL 0.000% due April 14, 2023 2025 Notes: DBR 0.500% due February 15, 2025 2027 Notes: DBR 0.250% due February 15, 2027 2031 Notes: DBR 0.250% due February 15, 2029

Benchmark Bund Yield:	2023 Notes: -0.454% 2025 Notes: -0.291% 2027 Notes: -0.102% 2031 Notes: 0.118%

Spread to Benchmark Bund:	2023 Notes: +154.5 bps 2025 Notes: +200.2 bps 2027 Notes: +233.4 bps 2031 Notes: +300.7 bps

Yield to Maturity:	2023 Notes: 1.091% 2025 Notes: 1.711% 2027 Notes: 2.232% 2031 Notes: 3.125%

Mid-Swap Yield:	2023 Notes: 0.011% 2025 Notes: 0.261% 2027 Notes: 0.482% 2031 Notes: 0.845%

Spread to Mid-Swap Yield:	2023 Notes: +108 basis points 2025 Notes: +145 basis points 2027 Notes: +175 basis points 2031 Notes: +228 basis points

Optional Redemption:

2023 Notes: Make-whole call at Comparable

Government Bond Rate plus 25 bps prior to January 15,

2023; par call on or after January 15, 2023.

2025 Notes: Make-whole call at Comparable

Government Bond Rate plus 30 bps prior to April 15,

2025; par call on or after April 15, 2025.

2027 Notes: Make-whole call at Comparable

Government Bond Rate plus 35 bps prior to April 15,

2027; par call on or after April 15, 2027.

2031 Notes: Make-whole call at Comparable Government Bond Rate plus 45 bps prior to March 15, 2031; par call on or after March 15, 2031.

Settlement Date (T+4):	February 15, 2019*

Common Code / CUSIP / ISIN:

2023 Notes:     Common Code: 184344408

                        CUSIP: 02209S AW3

                        ISIN: XS1843444081

2025 Notes:     Common Code: 184344351

                        CUSIP: 02209S AX1

                        ISIN: XS1843443513

2027 Notes:     Common Code: 184344319

                        CUSIP: 02209S AY9

                        ISIN: XS1843443190

2031 Notes:     Common Code: 184344378

                        CUSIP: 02209S AZ6

                        ISIN: XS1843443786

Listing:	Application will be made to list the Notes on the New York Stock Exchange.

Joint Book-Running Managers:

J.P. Morgan Securities plc

Barclays Bank PLC

Deutsche Bank AG, London Branch

Goldman Sachs & Co. LLC

Citigroup Global Markets Limited

Credit Suisse Securities (Europe) Limited

Mizuho International plc

Scotiabank Europe plc

Senior Co-Managers:	Banco Santander S.A. Morgan Stanley & Co. International PLC U.S. Bancorp Investments, Inc. Wells Fargo Securities International Limited

Co-Manager:	Telsey Advisory Group LLC

*

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities plc toll-free at +44-207-134-2468, Barclays Bank PLC toll-free at 1-888-603-5847, Deutsche Bank AG, London Branch toll-free at 1-800-503-4611 or Goldman Sachs & Co. LLC toll-free at 1-866-471-2526.